Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	James River Coal Company Elizabeth M. Cook Director of Investor Relations (804) 780-3000

JAMES RIVER COAL COMPANY REPORTS
THIRD QUARTER 2010 OPERATING RESULTS

▪	Diluted Earnings Per Share of $0.33

▪	Adjusted EBITDA of $33.5 Million

▪	Cash Margin in CAPP of $24.30 Per Ton

▪	Maintaining an Open Contract Position into a Strengthening Coal Market

▪	Awarded MSHA Sentinels of Safety Award to Bledsoe Old House Branch Mine

▪	Conference Call Slides Posted to Company Website

RICHMOND, VA., November 3, 2010 - James River Coal Company (NASDAQ: JRCC), a producer of steam and industrial-grade coal, today announced that it had net income of $9.2 million or $0.33 per fully diluted share for the third quarter of 2010 and net income of $52.3 million or $1.89 per fully diluted share for the nine months ended September 30, 2010.  This is compared to net income of $9.8 million or $0.36 per fully diluted share for the third quarter of 2009 and net income of $54.2 million or $1.97 per fully diluted share for the nine months ended September 30, 2009.

Peter T. Socha, Chairman and Chief Executive Officer commented: “In general, we are pleased with our results this quarter.  We continue to generate net income and cash flow from our mining operations.  Like every other coal company in our geographic area, our costs and productivity have been impacted by state and federal regulators.  Our operations team has done an excellent job of making all of the necessary adjustments that have been requested.  As these adjustments are completed, we expect the impact on costs and productivity to be reduced.  In the coal markets, we are clearly starting to see signs of improvement.  We are looking forward to another very profitable year in 2011.”

FINANCIAL RESULTS

The following tables show selected operating results for the quarter ended September 30, 2010 compared to the quarter ended September 30, 2009 (in 000’s except per ton amounts).

	Three Months Ended		Nine Months Ended
Total Results	September 30,		September 30,
	2010	2009	2010	2009
	Total	Total	Total	Total

Company and contractor production (tons)	2,136	2,390	6,697	7,743
Coal purchased from other sources (tons)	24	17	54	79
Total coal available to ship (tons)	2,160	2,407	6,751	7,822

Coal shipments (tons)	2,167	2,439	6,850	7,477
Coal sales revenue	$171,420	$168,320	$539,066	$532,090
Cost of coal sold	130,206	128,361	388,261	388,789
Depreciation, depletion, & amortization	15,714	15,572	48,281	45,967
Gross profit	25,500	24,387	102,524	97,334
Selling, general & administrative	9,805	10,266	28,947	30,112

Adjusted EBITDA (1)	$33,519	$33,169	$128,149	$123,399

(1)	Adjusted EBITDA is defined under "Reconciliation of Non-GAAP Measures" in this release. Adjusted EBITDA is used to determine compliance with financial covenants in our revolving credit facility.

Segment Results	Three Months Ended September 30,
	2010		2009

	CAPP	Midwest	CAPP	Midwest

Company and contractor production (tons)	1,472	664	1,606	784
Coal purchased from other sources (tons)	24	-	17	-
Total coal available to ship (tons)	1,496	664	1,623	784

Coal shipments (tons)	1,500	667	1,647	792
Coal sales revenue	$142,475	28,945	$141,371	26,949
Average sales price per ton	94.98	43.40	85.84	34.03

Cost of coal sold	$106,024	24,182	$103,946	24,415
Cost of coal sold per ton	70.68	36.25	63.11	30.83

Segment Results	Nine Months Ended September 30,
	2010		2009

	CAPP	Midwest	CAPP	Midwest

Company and contractor production (tons)	4,590	2,107	5,324	2,419
Coal purchased from other sources (tons)	54	-	79	-
Total coal available to ship (tons)	4,644	2,107	5,403	2,419

Coal shipments (tons)	4,747	2,103	5,092	2,385
Coal sales revenue	$451,599	87,467	$453,859	78,231
Average sales price per ton	95.13	41.59	89.13	32.80

Cost of coal sold	$317,219	71,042	$319,382	69,407
Cost of coal sold per ton	66.83	33.78	62.72	29.10

Cost Bridge	Q-2 2010 vs. Q-3 2010

	CAPP	Midwest

Beginning cash costs (Q-2 2010)	$65.90	34.79
Productivity & Other	2.80	0.97
Variable costs	1.98	0.49

Ending cash costs (Q-3 2010)	$70.68	36.25

C.K. Lane, Senior Vice President and Chief Operating Officer said, “Obviously, we are disappointed with our production and costs this quarter. There has been a significant increase in regulatory activities by federal and state authorities.  We believe that the operational and financial impact that we saw this quarter will be reduced over time as we complete all of the changes that have been requested.  I am very pleased with our entire operations team as they continue to adjust to a new regulatory environment.”

SAFETY

During the quarter, our Bledsoe Coal Corporation’s Old House Branch Mine received the prestigious Sentinels of Safety Award for outstanding safety performance in the Large Underground Coal Group.  The mine placed first with 175,629 man-hours worked without a lost time or restricted duty injury.

Sentinels of Safety Awards are co-sponsored by the National Mining Association and the Mine Safety and Health Administration.  These awards are presented annually to those mines with the best safety records in the country.  Sentinels of Safety winners are those mines that have worked the most employee-hours without experiencing a lost-time injury.

The Old House Branch Mine was also awarded the Kentucky Coal Association/Kentucky Environmental and Public Protection Cabinet Safety Award for being the safest large underground mine in the Barbourville District.  Our McCoy Elkhorn Coal Corporation’s Mine #23 won the same award for the Pikeville District.

Mr. Lane continued, “We are very proud to have received these distinguished awards. Our employees make safety their number one priority and deserve this recognition for their hard work.  We will continue to work hard to provide our employees with a safe work environment.”

LIQUIDITY AND CASH FLOW

As of September 30, 2010, the Company had available liquidity of $201.5 million calculated as follows (in millions):

Unrestricted Cash	$195.3
Availability under the Revolver	65.0
Letters of Credit Issued under the Revolver	(58.8)

Available Liquidity	$201.5

Restricted Cash	$23.5

Restricted cash increased by $8.5 million during the quarter because this was the lowest cost method to meet certain bonding requirements.

Capital Expenditures for the third quarter were $25.6 million and $59.7 million for the nine months ended September 30, 2010.

SALES POSITION AND MARKET COMMENTS

As of November 2, 2010, we had the following agreements to ship coal at a fixed and known price (in 000’s except per ton amounts):

	2011 Priced
	As of August 5, 2010		As of November 2, 2010		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	4,014	$101.28	4,344	$100.15	330	$86.41
Midwest (1)	2,124	$43.05	2,496	$43.23	372	$44.26

	2012 Priced
	As of August 5, 2010		As of November 2, 2010		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	350	$108.31	350	$108.31	-	$-
Midwest (1)	1,160	$43.25	1,560	$43.42	400	$43.91

(1)	The prices for the Midwest are minimum base price amounts adjusted for projected fuel escalators.

Mr. Socha added: “We have been very fortunate in the contracting area.  Our sales agreements from 2008 and 2009 have allowed James River Coal Company to generate both income and free cash flow during a period of extreme economic weakness and soft coal markets.  As a result of these agreements, we believe that we are well positioned for a very profitable year in 2011.  Looking forward to 2012 and beyond, we are beginning to see clear signs that the coal markets will improve as we move through the coming year.  We will continue to monitor these signs and prudently manage our contract portfolio for the benefit of our stockholders.”

CONFERENCE CALL, WEBCAST AND REPLAY:  The Company will hold a conference call with management to discuss the third quarter earnings on November 3, 2010 at 11:00 a.m. Eastern Time.  The conference call can be accessed by dialing 877-340-2553, or through the James River Coal Company website at http://www.jamesrivercoal.com.  International callers, please dial 678-224-7860.  A replay of the conference call will be available on the Company’s website and also by telephone, at 800-642-1687 for domestic callers.  International callers, please dial 706-645-9291: pass code 17908027.

James River Coal Company mines, processes and sells bituminous steam and industrial-grade coal primarily to electric utility companies and industrial customers.  The Company’s mining operations are managed through six operating subsidiaries located throughout eastern Kentucky and in southern Indiana.

FORWARD-LOOKING STATEMENTS: Certain statements in this press release and other written or oral statements made by or on behalf of us are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Forward looking statements include, without limitation, statements regarding future contract mine production, costs market improvements, and industry demand.  These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: a change in the demand for coal by electric utility customers, as well as the perceived benefits of alternative sources of energy; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; our dependency on one railroad for transportation of a large percentage of our products; failure to exploit additional coal reserves; the risk that reserve estimates and pension and post-retirement benefit liabilities are inaccurate; failure to diversify our operations; increased capital expenditures; encountering difficult mining conditions; inherent complexities associated with mining in Central Appalachia including special dangers and risks of underground mining; increased costs of complying with mine health and safety regulations; bottlenecks or other difficulties in transporting coal to our customers; delays in the development of new mining projects; increased costs of raw materials; the effects of litigation, regulation, permits and competition; lack of availability of financing sources; our compliance with debt covenants; the risk that we are unable to successfully integrate acquired assets into our business; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Balance Sheets
 (in thousands, except share data)

	September 30, 2010	December 31, 2009
Assets	(unaudited)

Current assets:
Cash and cash equivalents	$195,272	107,931
Receivables:
Trade	59,721	43,289
Other	81	260
Total receivables	59,802	43,549
Inventories:
Coal	17,189	22,727
Materials and supplies	12,960	10,462
Total inventories	30,149	33,189
Prepaid royalties	4,573	6,045
Other current assets	5,233	3,292
Total current assets	295,029	194,006
Property, plant, and equipment, at cost:
Land	7,751	7,194
Mineral rights	231,681	231,919
Buildings, machinery and equipment	401,770	362,654
Mine development costs	45,824	41,069
Total property, plant, and equipment	687,026	642,836
Less accumulated depreciation, depletion, and amortization	320,297	288,748
Property, plant and equipment, net	366,729	354,088
Goodwill	26,492	26,492
Restricted cash	23,500	62,042
Other assets	29,799	32,684
Total assets	$741,549	669,312

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Balance Sheets
 (in thousands, except share data)

	September 30, 2010	December 31, 2009
Liabilities and Shareholders' Equity	(unaudited)

Current liabilities:
Accounts payable	$44,878	46,472
Accrued salaries, wages, and employee benefits	9,909	6,982
Workers' compensation benefits	8,950	8,950
Black lung benefits	1,782	1,782
Accrued taxes	6,040	4,383
Other current liabilities	18,967	15,439
Total current liabilities	90,526	84,008
Long-term debt	282,525	278,268
Other liabilities:
Noncurrent portion of workers' compensation benefits	52,566	50,385
Noncurrent portion of black lung benefits	43,058	31,017
Pension obligations	12,143	14,827
Asset retirement obligations	42,498	39,843
Other	644	622
Total other liabilities	150,909	136,694
Total liabilities	523,960	498,970

Commitments and contingencies
Shareholders' equity:
Preferred stock, $1.00 par value. Authorized 10,000,000 shares	-	-
Common stock, $.01 par value. Authorized 100,000,000 shares; issued and outstanding 27,782,751 and 27,544,878 shares as of September 30, 2010 and December 31, 2009, respectively	278	275
Paid-in-capital	323,566	320,079
Accumulated deficit	(84,463)	(136,758)
Accumulated other comprehensive loss	(21,792)	(13,254)
Total shareholders' equity	217,589	170,342

Total liabilities and shareholders' equity	$741,549	669,312

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months	Three Months
	Ended	Ended
	September 30, 2010	September 30, 2009

Revenues	$171,420	168,320
Cost of sales:
Cost of coal sold	130,206	128,361
Depreciation, depletion and amortization	15,714	15,572
Total cost of sales	145,920	143,933
Gross profit	25,500	24,387
Selling, general and administrative expenses	9,805	10,266
Total operating income	15,695	14,121
Interest expense	7,591	3,923
Interest income	(584)	(5)
Miscellaneous income, net	(67)	(43)
Total other expense, net	6,940	3,875
Income before income taxes	8,755	10,246
Income tax expense (benefit)	(445)	438
Net income	$9,200	9,808
Earnings per common share
Basic earnings per common share	$0.33	0.36
Diluted earnings per common share	$0.33	0.36

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2010	September 30, 2009

Revenues	$539,066	532,090
Cost of sales:
Cost of coal sold	388,261	388,789
Depreciation, depletion and amortization	48,281	45,967
Total cost of sales	436,542	434,756
Gross profit	102,524	97,334
Selling, general and administrative expenses	28,947	30,112
Total operating income	73,577	67,222
Interest expense	22,427	11,790
Interest income	(600)	(55)
Miscellaneous income expense, net	129	(187)
Total other expense, net	21,956	11,548
Income before income taxes	51,621	55,674
Income tax expense (benefit)	(674)	1,517
Net income	$52,295	54,157
Earnings per common share
Basic earnings per common share	$1.89	1.97
Diluted earnings per common share	$1.89	1.97

JAMES RIVER COAL COMPANY AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2010	September 30, 2009
Cash flows from operating activities:
Net income	$52,295	54,157
Adjustments to reconcile net income to net cash provided
by operating activities
Depreciation, depletion, and amortization	48,281	45,967
Accretion of asset retirement obligations	2,484	2,385
Amortization of debt discount and issue costs	5,972	880
Stock-based compensation	4,185	4,533
(Gain) Loss on sale or disposal of property, plant, and equipment	314	(24)
Deferred income taxes	-	150
Changes in operating assets and liabilities:
Receivables	(16,253)	(13,022)
Inventories	2,366	(21,096)
Prepaid royalties and other current assets	(469)	(2,548)
Restricted cash	38,542	-
Other assets	2,516	(289)
Accounts payable	(1,594)	(5,121)
Accrued salaries, wages, and employee benefits	2,927	3,373
Accrued taxes	962	(269)
Other current liabilities	3,630	(3,025)
Workers' compensation benefits	2,181	2,230
Black lung benefits	2,916	1,301
Pension obligations	(2,097)	1,609
Asset retirement obligation	(812)	(422)
Other liabilities	22	57
Net cash provided by operating activities	148,368	70,826
Cash flows from investing activities:
Additions to property, plant, and equipment	(59,681)	(48,651)
Proceeds from sale of property, plant, and equipment	-	61
Net cash used in investing activities	(59,681)	(48,590)
Cash flows from financing activities:
Borrowings under Revolver	-	12,500
Repayments under Revolver	-	(30,500)
Debt issuance costs	(1,346)	-
Proceeds from exercise of stock options	-	75
Net cash used in financing activities	(1,346)	(17,925)
Increase in cash	87,341	4,311
Cash at beginning of period	107,931	3,324
Cash at end of period	$195,272	7,635

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

EBITDA is used by management to measure operating performance.  We define EBITDA as net income or loss plus interest expense (net), income tax expense (benefit) and depreciation, depletion and amortization (EBITDA), to better measure our operating performance.  We regularly use EBITDA to evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates.  In addition, we use EBITDA in evaluating acquisition targets.

Adjusted EBITDA is the amount used in several of the covenants in our revolving credit facility.  Adjusted EBITDA is defined as EBITDA further adjusted for certain cash and non-cash charges.  Adjusted EBITDA is used to determine compliance with financial covenants and our ability to engage in certain activities such as incurring additional debt and making certain payments.

Cash margin per ton is calculated as coal sales revenue per ton less cost of coal sold per ton.  Although cash margin per ton is not a measure of performance calculated in accordance with GAAP, management believes that it is useful to an investor because it is widely used in the coal industry as a measure to evaluate a company’s profitability from tons sold.

EBITDA, Adjusted EBITDA and cash margin per ton are not recognized terms under GAAP and are not an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or an alternative to cash flow from operating activities as a measure of operating liquidity.  Because not all companies use identical calculations, this presentation of EBITDA, Adjusted EBITDA and cash margin per ton may not be comparable to other similarly titled measures of other companies.  Additionally, EBITDA, Adjusted EBITDA or cash margin per ton are not intended to be a measure of free cash flow for management’s discretionary use, as they do not reflect certain cash requirements such as tax payments, interest payments and other contractual obligations.  The following table reconciles Net Income to EBITDA and Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	September 30	September 30	September 30	September 30
	2010	2009	2010	2009

Net income	$9,200	9,808	52,295	54,157
Income tax expense (benefit)	(445)	438	(674)	1,517
Interest expense	7,591	3,923	22,427	11,790
Interest income	(584)	(5)	(600)	(55)
Depreciation, depletion, and amortization	15,714	15,572	48,281	45,967
EBITDA (before adjustments)	$31,476	29,736	121,729	113,376
Other adjustments specified in our current debt agreement	2,043	3,433	6,420	10,023
Adjusted EBITDA	$33,519	33,169	128,149	123,399